UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 26, 2011
Date of Report (Date of earliest event reported)

CROSS BORDER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22610 US Highway 281 N., Suite 218 San Antonio, TX	78258
(Address of principal executive offices)	(Zip Code)

(210) 226-6700
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Promissory Note and Loan Agreement with Green Shoe Investments Ltd.

On April 26, 2011, Cross Border Resources, Inc. (the “Company”) entered into a Loan Agreement with Green Shoe Investments Ltd. (“Green Shoe”), and the Company executed and delivered a Promissory Note to Green Shoe in connection therewith.  The amount of the Promissory Note and the loan from Green Shoe (the “Green Shoe Loan”) is $550,935.91 and the purpose of the Green Shoe Loan is to consolidate and extend all of the loans owed by the Company and its predecessors to Green Shoe including without limitation the following:  (i) loan dated May 9, 2008 in the principal amount of $100,000.00, (ii) loan dated May 23, 2008 in the principal amount of $150,000.00, (iii) loan dated July 18, 2008 in the principal amount of $50,000.00, (iv) loan dated February 24, 2009 in the principal amount of $100,000.00, and (v) loan dated April 29, 2009 in the principal amount of $87,000.00.  The Green Shoe Loan is unsecured.

Beginning March 31, 2011 (the effective date of the Promissory Note), the amounts owed under the Promissory Note began to accrue interest at a rate of 9.99%, and the Promissory Note provides that no payments of principal or interest are due until the maturity date of September 30, 2012.  The Company is obligated to pay all accrued interest and make a principal payment equal to one-third of the principal owed upon the closing of an equity offering resulting in a specified amount of net proceeds to the Company.  In addition, Green Shoe was granted the right to convert the principal and interest owed into shares of common stock of the Company at a conversion price of $4.00 per share.

Promissory Note and Loan Agreement with Little Bay Consulting SA

On April 26, 2011, the Company entered into a Loan Agreement with Little Bay Consulting SA (“Little Bay”), and the Company executed and delivered a Promissory Note to Little Bay in connection therewith.  The amount of the Promissory Note and the loan from Little Bay (the “Little Bay Loan”) is $595,423.47 and the purpose of the Little Bay Loan is to consolidate and extend all of the loans owed by the Company and its predecessors to Little Bay including without limitation the following: (i) loan dated March 7, 2008 in the original principal amount of $220,000.00, (ii) loan dated July 18, 2008 in the original principal amount of $100,000.00, and (iii) loan dated October 3, 2008 in the principal amount of $200,000.00.  The Little Bay Loan is unsecured.

Beginning March 31, 2011 (the effective date of the Promissory Note), the amounts owed under the Promissory Note began to accrue interest at a rate of 9.99%, and the Promissory Note provides that no payments of principal or interest are due until the maturity date of September 30, 2012.  The Company is obligated to pay all accrued interest and make a principal payment equal to one-third of the principal owed upon the closing of an equity offering resulting in a specified amount of net proceeds to the Company.  In addition, Little Bay was granted the right to convert the principal and interest owed into shares of common stock of the Company at a conversion price of $4.00 per share.

The above summaries are qualified in their entirety by reference to the full text of the Loan Agreements and Promissory Notes, copies of which are filed as exhibits 10.1through 10.4  to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit Number	Description of Exhibit
10.1	Loan Agreement by and between Green Shoe Investments Ltd. and the Company
10.2	Promissory Note to Green Shoe Investments Ltd.
10.3	Loan Agreement by and between Little Bay Consulting SA and the Company
10.4	Promissory Note to Little Bay Consulting SA

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2011	CROSS BORDER RESOURCES, INC.

	By:	/s/ P. Mark Stark
P. Mark Stark
Chief Financial Officer